SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/29/2008
FILE NUMBER: 811-2729
SERIES NO.:  2

72DD  1 Total income dividends for which record date passed during the period
        (000's omitted)
        Institutional Class                              70,284
      2 Dividends for a second class of open end company shares
        Private                                          18,463
        Personal                                          6,642
        Cash Management                                  73,764
        Reserve                                           1,098
        Resource                                          8,498
        Corporate                                        16,738

73A.  1 Dividends from net invesment income
        Institutional Class                           $  0.0192
      2 Dividends for a second class of open end company shares
        Private                                       $  0.0177
        Personal                                      $  0.0165
        Cash Management                               $  0.0188
        Reserve                                       $  0.0149
        Resource                                      $  0.0184
        Corporate                                     $  0.0191

74U.  1 Number of shares outstanding (000's omitted)
        Institutional Class                           4,817,669
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Private                                       1,138,112
        Personal                                        358,704
        Cash Management                               4,748,129
        Reserve                                          71,644
        Resource                                        514,275
        Corporate                                     1,946,935

74V.  1  Net asset value per share (to nearest cent)
        Institutional Class                               $1.00
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Private                                           $1.00
        Personal                                          $1.00
        Cash Management                                   $1.00
        Reserve                                           $1.00
        Resource                                          $1.00
        Corporate                                         $1.00